Exhibit 1.8

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CW No. 2	December 28, 2007

COMMON STOCK PURCHASE WARRANT

OF

ROW 44, INC.

THIS CERTIFIES THAT, for value received, PAR Investment Partners, L.P., together with its successors and registered assigns (the “Holder”), is entitled to subscribe for and purchase, on the terms hereof, that number of shares of the common stock, par value $0.0001 per share (the “Common Stock”), of Row 44, Inc., a Delaware corporation (the “Company”), as constituted on the date hereof, subject to the following terms and conditions:

1. Demand Promissory Note. This Warrant (“Warrant”) is issued in connection with that certain Demand Promissory Note date of even date herewith (the “Note”) in the principal amount of $1.5 million issued by the Company to Holder.

2. Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised, and the number of shares of Common Stock covered hereby may be purchased, are as follows:

2.1 Term. Subject to the terms hereof, this Warrant may be exercised at any time, or from time to time on and after the date set forth above and prior to December 27, 2014 (the “Expiration Date”).

2.2 Number of Shares. This Warrant may be exercised for 200,000 shares of Common Stock of the Company.

2.3 Exercise Price. The “Exercise Price” per share shall equal $0.0001. The Exercise Price shall be subject to adjustments from time to time pursuant to Section 3 hereof.

2.4 Method of Exercise. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto as Schedule A, to the Company at its principal offices and (b) the delivery of the purchase price by check or bank draft payable to the Company’s order or by wire transfer of same day funds to the Company’s account for the number of shares for which the purchase rights hereunder are being exercised. (In addition, see Section 2.5 below for Net Issuance provisions.) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company and payment in full is made as provided herein or at such later date as may be specified in the executed form of subscription, and at such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise, as provided herein, shall be deemed to have become the holder or holders of record thereof. No fractional shares shall be issued upon exercise of this Warrant. If any fractional interest in a share of Common Stock would, except for the provision of this Section 2.4, be delivered upon such exercise, the Company, in lieu of delivery of a fractional share thereof, shall pay to the Holder an amount in cash equal to the fair market value of such fractional share as determined in good faith by the Company’s Board of Directors.

2.5 Net Issue Exercise. In lieu of exercising this Warrant by paying the Exercise Price in the manner provided above in Section 2.4, Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Cashless Exercise annexed hereto as Schedule B duly completed and executed in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

Where X =	The number of shares of Common Stock to be issued to Holder.

Y =	The number of shares of Common Stock purchasable under this Warrant.

A =	The fair market value of one share of Common Stock .

B =	Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section, the fair market value of one share of Common Stock shall be the fair market value of such share (or the underlying shares of Common Stock into which it is convertible) as determined in good faith by the Board provided that if the exercise is in connection with the initial public offering of the Company’s Common Stock (the “IPO”) fair market value shall mean the initial “Price to Public” specified in the final prospectus with respect to the IPO.

No fractional shares shall be issuable upon exercise of the Warrant pursuant to this Section 2.5, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the date of exercise as determined in good faith by the Company’s Board of Directors

3. Adjustments to Exercise Price. The number and kind of shares of Common Stock issuable upon the exercise of this Warrant and the exercise price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:

3.1 Splits and Subdivisions. If the Company should at any time or from time to time prior to the Expiration Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the purchase price shall be proportionately decreased and the number of shares of Common Stock which this Warrant is exercisable for, if any, shall be appropriately increased in proportion to such increase of outstanding shares.

3.2 Combination of Shares. If prior to the Expiration Date the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the purchase price shall be proportionately increased and the number of shares of Common Stock which this Warrant is exercisable for, if any, shall be appropriately decreased in proportion to such decrease in outstanding shares.

3.3 Merger or Consolidation. If at any time or from time to time prior to the Expiration Date there shall be a capital reorganization of the Company’s Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or a merger or consolidation of the Company with or into another corporation, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger or consolidation, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, merger or consolidation.

3.4 Reclassification, Conversion or Reorganization. If the Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, conversion, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 3.1 and 3.2 above, or a reorganization, merger or consolidation provided for in Section 3.3 above), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, conversion, reclassification or other change, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, conversion, reclassification or other change, all subject to further adjustment as provided herein.

3.5 Notice of Adjustments and Record Dates. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the exercise price hereunder and the number of shares of Common Stock issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify the Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

3.6 No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (a) shall at all times following the Exercise Date reserve and keep available a number of its authorized shares of Common Stock , free from all preemptive rights therein, which shall be sufficient to permit the exercise of this Warrant and (b) shall take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

4. Replacement of the Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of the Warrant, the Company at its expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

5. Investment Intent. Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of any securities acquired upon exercise hereof, the Holder shall deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and are being acquired with no present intention (at any such time) of offering or distributing such securities (or any portion thereof).

6. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

7. Restrictive Legend. Each Warrant and each certificate representing securities issued pursuant to this Warrant shall bear the legends substantially in the form of the legend set forth on the first page of this Warrant, and as otherwise specified in the Agreement.

8. Miscellaneous.

8.1 Transfer of Warrant. Other than pursuant to a transfer to an affiliate of Holder, this Warrant shall not be transferable or assignable in any manner and no interest shall be pledged or otherwise encumbered by Holder without the express written consent of the Company, and any such attempted disposition of this Warrant or any portion hereof shall be of no force or effect.

8.2 Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

8.3 Notices. Any notice required or permitted under this Warrant shall be given in writing and in accordance with Section 11 of the Note, except as otherwise expressly provided in this Warrant.

8.4 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

8.5 Amendments and Waivers. This Warrant is issued by the Company pursuant to the Agreement. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

8.6 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.7 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

8.8 Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Warrant by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party doing so shall also deliver an executed hard copy of same, but the failure by such party to deliver an executed hard copy shall not affect the validity, enforceability and binding effect of this Warrant.

IN WITNESS WHEREOF, this Common Stock Purchase Warrant has been executed as of the date first written above.

ROW 44, INC.

By:
John Guidon, Chief Executive Officer

AGREED AND ACCEPTED:

PAR INVESTMENT PARTNERS, L.P.
By: PAR Group, L.P. as its general partner
By: PAR Capital Management, Inc. as its general partner

By:

[SIGNATURE PAGE TO WARRANT]

SCHEDULE A

FORM OF SUBSCRIPTION

(TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

To:	ROW 44, INC.

The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,             * shares of the Common Stock of Row 44, Inc., and herewith makes payment of $            and requests that the certificates for such shares be issued in the name of, and delivered to                     , whose address is                     , and whose social security number/taxpayer identification number is                     .

Dated:

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

(Print Name)

Address:

*	Insert here the number of shares as to which the Warrant is being exercised.

SCHEDULE B

NOTICE OF CASHLESS EXERCISE

To: ROW 44, INC.

(1) The undersigned hereby elects to acquire in a cashless exercise             shares of the Common Stock pursuant to the terms of Section 2.5 of the attached Warrant.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

By:

Name: